HSBC HOLDINGS PLC

and

THE BANK OF NEW YORK

As Depositary

and

HOLDERS AND BENEFICIAL OWNERS OF

AMERICAN DEPOSITARY RECEIPTS

AMENDED AND RESTATED DEPOSIT AGREEMENT

Dated as March 22, 2001

Amended and Restated as of March 27, 2001

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of March 22, 2001, as further amended and restated as of March 27, 2001 (as herein defined) among HSBC Holdings Plc, a company incorporated under the laws of England and Wales (the “Company”), The Bank of New York, a New York banking corporation, as Depositary (the “Depositary”), and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares of the Company from time to time with the Depositary or with the Custodian as agent for the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of American Depositary Receipts evidencing American Depositary Shares representing the Shares so deposited; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1. “American Depositary Receipt” or “Receipt” means a receipt issued pursuant to this Deposit Agreement substantially in the form of Exhibit A hereto evidencing American Depositary Shares representing Deposited Securities.

SECTION 1.2. “American Depositary Shares” means the securities evidenced by the Receipts issued hereunder and the rights and interests in the Deposited Securities represented thereby. Each American Depositary Share shall represent five (5) Shares until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter; each American Depositary Share shall represent the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.3. “Beneficial Owner”, with respect to a Receipt, means any person who has a beneficial interest in the American Depositary Shares evidenced by such Receipt.

SECTION 1.4. “Business Day” means any day on which banks in both (i) New York, New York and (ii) London, England are not required or authorized by law to close.

SECTION 1.5. “Commission” means the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.6. “Company” means HSBC Holdings plc, a company incorporated under the laws of England and Wales, having its registered office at 10 Lower Thames Street, London EC3R 6AE and its successors.

SECTION 1.7. “Corporate Trust Office,” when used with respect to the Depositary, means the office of the Depositary at which its corporate trust business shall, at any particular time, be principally administered, which office is, at the date of this Deposit Agreement, 101 Barclay Street, New York, New York 10286.

SECTION 1.8. “Custodian” means, at the date of this Deposit Agreement, the London office of The Bank of New York, and any other firm or corporation which may be appointed by the Depositary as a substitute or additional custodian hereunder pursuant to the terms of Section 5.05.

SECTION 1.9. “Deposit Agreement” means this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.10. “Depositary” means The Bank of New York, a New York banking corporation, and any successor as depositary hereunder pursuant to the terns of Section 5.04.

SECTION 1.11. “Deposited Securities” as of any time means Shares at such time deposited or deemed to be deposited (including any Shares deposited pursuant to Section 2.10 hereof) under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu of such Shares deposited or deemed to be deposited and at such time held hereunder, subject with respect to cash to the provisions of Section 4.05.

SECTION 1.12. “Dollars” or “$” means U.S. dollars; “HK$” shall mean Hong Kong Dollars, “Pounds” or “£” shall mean pounds sterling of the United Kingdom and the term “pence” or “p” shall mean pence of the United Kingdom.

SECTION 1.13. “Foreign Registrar” means the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of the Shares.

SECTION 1.14. “Holder”, with respect to a Receipt means the person in whose name such Receipt is registered on the books of the Depositary.

SECTION 1.15. “Registrar” means the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Depositary to register Receipts and transfers of Receipts as herein provided.

SECTION 1.16.  “Restricted Securities” means Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States or the United Kingdom, or under a shareholder agreement or the Articles of Association and By-laws of the Company.

SECTION 1.17. “Securities Act” means the U.S. Securities Act of 1933, as from time to time amended.

SECTION 1.18. “Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.19. “Shares” means ordinary shares in registered form of the Company, nominal value US$0.50 each, heretofore validly issued and outstanding and fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any preemptive rights of the holders, of outstanding Shares or interim certificates representing such Shares; provided, however, that if there shall occur any change in nominal value, a subdivision or consolidation or any other reclassification or, upon the occurrence of any event described in Section 4.08, an exchange or conversion in respect of the Shares, the term “Shares” shall thereafter represent the successor securities resulting from such change in nominal value, sub-division, consolidation or such other reclassification or such exchange or conversion. Reference to Shares shall, subject to Section 2.10 hereof, include evidence of rights to receive Shares.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF SHARES,
EXECUTION AND DELIVERY, TRANSFER
AND SURRENDER OF RECEIPTS

SECTION 2.1. Form and Transferability of Receipts.  (a) Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided. Receipts may be issued in denominations of any whole number of American Depositary Shares.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books, as hereinafter provided, on which each Receipt so signed and delivered and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized officer of the Depositary who was at any time an authorized signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office at the date of issuance of such Receipts.

(a)

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes, including requirements with respect to registration of transfer, not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or the Company to comply with any applicable laws or regulations or with the rules and regulations of any securities exchange upon which the Receipts or the American Depositary Shares may be listed, or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise.

(b)

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by a properly executed instrument of transfer and transferred in accordance with the terms of this Deposit Agreement, including, without limitation, Section 2.04 and 2.07, shall be transferable by delivery, with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder of a Receipt as the absolute owner thereof for all purposes.

SECTION 2.2. Deposit of Shares.  Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares to the extent permitted by Section 2.10 may be deposited by delivery thereof to the Custodian, accompanied by an appropriate instrument or instruments of transfer or endorsement, in form satisfactory to the Custodian, together with all such certifications and payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposited Shares.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the United Kingdom which is then performing the function of regulation of currency exchange.

If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or of the Foreign Registrar) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary. The Depositary may also require that any Shares deposited be registered in the name of the Custodian or its nominee or such other name as the Depositary shall require.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of Shares to be deposited hereunder together with the other documents above specified, such Custodian shall, as promptly as registration of transfer can be accomplished, present such Shares to the Company or the Foreign Registrar, if applicable, for registration of transfer and recordation of the Shares or other Deposited Securities being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary at the principal office of a Custodian, or at such other place or places as the Depositary shall determine.

SECTION 2.3. Execution and Delivery of Receipts. Upon receipt by any Custodian of any deposit in accordance with the provisions of Section 2.02 (and, in addition, if the transfer books of the Company or the Foreign Registrar are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the Foreign Registrar, as the case may be, that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as specified above, such Custodian shall promptly notify the Depositary of such deposit and of the name or names of the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof, the office of the Depositary at which such Receipts are to be delivered and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made in writing and mailed, first class air mail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, or telex or facsimile transmission.

Upon receiving such notice such Custodian, or upon receipt of such Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, execute and deliver at its Corporate Trust Office to or upon the order of the person or persons entitled thereto, a Receipt or Receipts registered in such name or names as requested by such person or persons entitled thereto evidencing the number of American Depositary Shares requested by such person or persons but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities. Delivery at offices other than the Depositary’s Corporate Trust Office shall be at the risk and expense of the person requesting such delivery.

SECTION 2.4. Transfer of Receipts.  Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register transfers of Receipts on its transfer books from time to time, upon any surrender at its designated transfer offices of a Receipt by the Holder in person or by a duly authorized attorney properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by the laws of the State of New York and any other applicable law. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers (or combinations and split-ups as under Section 2.05) of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders, Beneficial Owners or other persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5. Combinations and Split-ups of Receipts.  Upon surrender of a Receipt or Receipts at the Depositary’s designated transfer offices for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts for the number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares evidenced by the Receipt or Receipts surrendered.

SECTION 2.6. Surrender of Receipts and Withdrawals of Shares. Upon surrender of Receipts at the Depositary’s Corporate Trust Office, or at such other offices as the Depositary may designate, for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced thereby, and upon payment of the fees and expenses of the Depositary for the cancellation of Receipts as provided in Section 5.09 and payment of all taxes and other governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Company’s Articles of Association, the Deposited Securities and this Deposit Agreement, and to any other restriction applicable thereto, the Holder of such Receipts shall be entitled to delivery, to or upon the order of such Holder, of the Shares and any other Deposited Securities at the time represented by Receipts. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of such Holder or as ordered by such Holder or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

Receipts surrendered for such proposes may be required by the Depositary to be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Shares and any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the Custodian’s office, subject to Sections 2.07, 3.01 and 3.02, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Shares and any other Deposited Securities represented by such Receipts, except that the Depositary may make delivery to such person or persons at its Corporate Trust office or at such other place as may have been designated for such purpose by the Depositary of any dividends or distributions with respect to the Shares and any other Deposited Securities represented by such Receipts, or of any proceeds of sale of any such dividends, distributions or rights, which may at the time be held by the Depositary. Such direction shall be given by letter or, at the risk and expense of the Holder, by cable, telex or facsimile transmission.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book-entry or otherwise (other than to the Company or its agent as contemplated by Section 4.08), or otherwise permit Shares to be withdrawn from the facility created hereby, except upon the receipt and cancellation of Receipts.

At the request, risk and expense of any Holder so surrendering Receipts, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) and the certificate or certificates and other proper documents of title for the amount of Shares and any other Deposited Securities represented by such Receipts for delivery at its Corporate Trust office or at such other place as may be reasonably requested by the Holder. Such direction shall be given in writing and mailed, first class air mail postage prepaid, or, at the risk and expense of such Holder, by cable, telex or facsimile transmission.

SECTION 2.7. Limitations on Execution and Delivery, Registration of Transfer and Surrender of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian and the Foreign Registrar, if applicable, may require (a) payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to pay for (i) any tax or other governmental charge and any stock transfer or registration fees in respect of Receipts, (ii) any tax or other governmental charge and any stock transfer or registration fees in respect of registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any fees of the Depositary as provided in Section 5.09; (b) the production of proof satisfactory to it as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.01; and (c) compliance with such reasonable regulations, if any, as the Depositary and Company may establish consistent with the provisions of this Deposit Agreement.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended or the transfer of Receipts in particular instance, may be refused, or the registration of transfer of outstanding Receipts or the combination or split-up of Receipts, generally may be suspended, during any period when the transfer books of the Depositary or any register for Shares or other Deposited Securities are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason. Notwithstanding any provision of this Deposit Agreement to the contrary, Holders shall be entitled to withdraw Deposited Securities subject only to the conditions set forth in paragraph I(A)(1) of the General Instructions (or any successor provisions thereto), as in effect from time to time, to Form F-6 as prescribed by the Commission under the Securities Act. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which are required to be registered under the Securities Act unless a registration statement under the Securities Act is in effect as to such Shares.

SECTION 2.8. Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like form and tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the Holder thereof (a) filing with the Depositary (i) a request for such execution and delivery before the Depositary has notice that any such Receipt has been acquired by a bona fide purchaser, (ii) furnishing the Depositary with a sufficient indemnity bond and (b) satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.9. Cancellation and Destruction of Surrendered Receipts. All receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.

SECTION 2.10. Pre-Release of Shares and Receipts. The Depositary may issue Receipts against rights to receive Shares from the Company (or any agent of the Company recording Share ownership). No such issue of Receipts will be deemed a “Pre-Release” subject to the restrictions of the following paragraph. The Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 (each such transaction is hereinafter referred to as a “Pre-Release”). The Depositary may, subject to the provisions of Section 2.06, deliver Shares upon the receipt and cancellation of Receipts which have been pre-released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been pre-released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, beneficially owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or other collateral the Depositary deems appropriate, (c) terminable by the Depositary on three (3) business days’ notice or less and (d) subject to such further indemnities and credit regulation as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate, and may after consultation with the Company change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Release on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under this Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee’s obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Release’s obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.1. Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder or Beneficial Owner may be required by the Depositary from time to time (i) to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable taxes or other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of this Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Company or the Foreign Registrar, or any other information the Depositary or the Company may deem necessary or appropriate to evidence compliance with all applicable laws and regulations, and (ii) to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper or as the Company may reasonably request by written request to the Depositary. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the Company’s and the Depositary’s satisfaction. The Depositary shall from time to time advise the Company of the availability of any such proofs, certificates or other information and shall provide the Company, in a timely manner, with copies thereof upon written request by the Company, unless such disclosure is prohibited by law.

SECTION 3.2. Liability of Holders for Taxes.  If any tax or other governmental charge shall become payable with respect to any Receipt or with respect to any Deposited Securities represented by American Depositary Shares evidenced by any Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary.  The Depositary may refuse to effect any transfer of such Receipt or any combination or split-up thereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced thereby until such payment is made, and may withhold any dividends or other distributions or may sell any part or all of the Deposited Securities represented by American Depositary Shares evidenced by such Receipt and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge (and any taxes or expenses arising out of such sale), the Holder of such Receipt remaining liable for any deficiency.

SECTION 3.3. Warranties on Deposit of Shares.  Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid, non-assessable and free of any preemptive right of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of Shares or the sale of the Receipts issued upon such deposit is not restricted under the securities laws of the United States.  Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts in respect thereof.

SECTION 3.4. Disclosure of Interests.  To the extent that provisions of or governing any Deposited Securities including, without limitation, the provisions of the Company’s Articles of Association as in effect from time to time and resolutions and regulations of the Company’s Board of Directors adopted pursuant to such Articles of Association or any applicable laws or regulations in the United Kingdom, the United States or any other country, may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities of the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with Company instructions as to Receipts in respect of any such enforcement or limitation and Holders shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary’s compliance with such Company instructions.

ARTICLE IV

THE DEPOSITED SECURITIES

SECTION 4.1. Cash Distributions.  Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, as promptly as practicable convert or cause to be converted such dividend or distribution into Dollars and shall promptly distribute the Dollars thereby received (net of the fees, expenses and charges of the Depositary as provided in Section 5.09) to Holders of Receipts on the record date fixed pursuant to Section.4.06 in proportion to the number of American Depositary Shares held by each of them, respectively; provided, however that in the event that any of the deposited Shares is not entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend or distribution, the Depositary shall make appropriate adjustments in the amounts distributed to the Holders of the Receipts issued in respect of such Shares; and provided, further, that in the event that the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the Receipts issued in respect of such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amounts, however, as can be distributed without attributing to any Holder of a Receipt a fraction of one cent.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.  The Company or its agent will remit to the appropriate governmental agency in the United Kingdom all amounts withheld and owing to such agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

SECTION 4.2. Distribution Other Than Cash, Shares or Rights. Whenever the Depositary shall receive any distribution other than cash, Shares or rights pursuant to Section 4.01, 4.03 or 4.04 upon the Deposited Securities, the Depositary shall cause such amount of the securities or property received by it to be distributed as promptly as practicable to the Holders of Receipts on the record date fixed pursuant to Section 4.06, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however that if in the opinion of the Depositary such distribution cannot be made among the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be lawful or feasible, the Depositary may after consultation with the Company to the extent practicable adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the sale, at public or private sale, of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it deems proper, and the net proceeds of any such sale (net of the fees, expenses and charges of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

SECTION 4.3. Distribution in Shares. If any distribution upon Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company so requests, distribute to the Holders of Receipts on the record date fixed pursuant to Section 4.06, in proportion to the number of American Depositary Shares held by each of them, respectively, additional Receipts in the same form for an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.12 and the payment of the fees, expenses and charges of the Depositary as provided in Section 5.09.  In lieu of delivering Receipts for fractional American Depositary Shares the Depositary may, in its discretion, sell the amount of Shares represented by the aggregate of such fractions, at public or private sale, at such place or places and upon such terms as it may deem proper, and distribute the net proceeds of any such sale in accordance with Section 4.01. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.

SECTION 4.4. Rights.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Holders of Receipts or in disposing of such rights on behalf of any Holders and making the net proceeds available to such Holders in accordance with the procedures for distributing cash provided for in Section 4.01, or, if by the terms of such rights offering or for any other reason it would not be lawful or feasible for the Depositary either to make such rights available to any Holders or to dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Holders but not to other Holders, the Depositary may, and shall if the Company so requests, distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed generally, if the Depositary determines in it discretion that it is lawful and feasible to make such rights available to certain Holders, the Depositary will, subject to applicable law, make such rights available to such Holders upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company and the Depositary have determined are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder. As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Holder. In the case of a distribution pursuant to the second paragraph of this Section 4.04, such Receipts shall bear a legend in accordance with applicable U.S. laws; and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful or feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees, expenses and charges of the Depositary as provided in Section 5.09 and all taxes and other governmental charges payable in connection with such rights, and subject to the terms and conditions of this Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders on account of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Holders, unless it has received from the Company evidence, as provided in Section 5.07, to the effect that (i) a registration statement under the Securities Act covering such offering is in effect or (ii) such offering does not require registration under the Securities Act. If a Holder of Receipts requests the distribution of warrants or other instruments; notwithstanding that there has been no registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company satisfactory to the Depositary upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

SECTION 4.5. Conversion of Foreign Currency. Whenever the Depositary shall receive foreign currency, received by way of dividends or other distributions or in the form of net proceeds from the sale of securities, property or rights, and if, at the time, the foreign currency so received can, in the reasonable judgment of the Depositary, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of such foreign currency) shall be promptly distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants, or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments, upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise, and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may in its discretion, but subject to applicable laws and regulations, either (i) distribute such foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to the Holders of Receipts entitled to receive the same, or (ii) hold such foreign currency for the respective accounts of such persons, uninvested and without liability for interest.

If any such conversion of foreign currency, in whole or in part, can be effected as aforesaid for distribution to some but not all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars, to the extent such currency shall be convertible as aforesaid, to the Holders of Receipts entitled thereto and, with respect to the balance of such foreign currency, shall in its discretion, but subject to any applicable law and regulations, either (i) distribute or make available for distribution such balance to the persons who were Holders of Receipts entitled thereto with respect to whom such conversion could not then be effected, or (ii) hold such balance for the respective accounts of such persons, uninvested and without liability for interest.

SECTION 4.6. Fixing of Record Date. Whenever, any cash dividend, or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Such record date shall be the same record date as any corresponding record date set by the Company for such purpose or, if different, fixed after consultation with the Company to the extent practicable. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them, respectively, and to give voting instructions and to act in respect of any other such matter.

SECTION 4.7.  Voting of Deposited Securities. Upon receipt of notice of any meeting of holders of shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that such Holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provision of English law, of the Deposited Securities or of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities except in accordance with such instructions.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

SECTION 4.8. Changes Affecting Deposited Securities, Reclassification, Recapitalizations, etc. In circumstances where the provisions of Section 4.03 do not apply, upon any change in par or nominal value, sub-division, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary may in its discretion, and in such manner as the Depositary may deem equitable, that any securities which shall be received by the Depositary or a Custodian in exchange for or on conversion of or in respect of Deposited Securities as new Deposited Securities under this Deposit Agreement; and Receipts then outstanding shall thenceforth represent the new Deposited Securities so received in exchange for or on conversion of or in respect of Deposited Securities unless additional or new Receipts are delivered pursuant to the following sentence. In any such case, the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9. Statutory Reports. The Depositary shall make available for inspection by Holders at the Depositary’s Corporate Trust Office any notices, reports and other communications received from the Company which are both (a) received by the Depositary, the Custodian or their respective nominees as the holder of Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary shall also, upon written request, send to the Holders copies of such reports furnished by the Company pursuant to Section 5.06.  Any such reports and communications, including any proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any rules or regulations of the Commission.

SECTION 4.10. List of Holders. Promptly upon the written request of the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11. Withholding.  In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency any amounts required to be withheld by the Company and owing to such authority or agency by the Company, and the Depositary and the Custodian will remit to the appropriate governmental authority or agency any amounts required to be withheld and owing to such authority or agency by the Depositary or the Custodian. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them, respectively. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1. Maintenance of Offices and Transfer Books by the Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain, at its Corporate Trust Office, facilities for the execution and delivery, registration of transfer, and surrender of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep at its Corporate Trust Office a book or books for the transfer and registration of Receipts which at all reasonable times shall be open for inspection by Holders of Receipts; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts. The Depositary may close the books, at any time or from time to time, when reasonably deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

SECTION 5.2. Prevention or Delay in Performance by the Depositary, the Custodian or the Company. Neither the Depositary, the Custodian nor the Company shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, any state thereof, the United Kingdom or of any other country, or of any other action of any governmental or regulatory authority of the United States, the United Kingdom or any other country, or of any stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary, the Custodian or the Company, as the case may be, shall be delayed in, prevented or forbidden from, or subjected to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, the Custodian or the Company incur any liability to any Holder or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which, by the terms of this Deposit Agreement, it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3. Obligations of the Depositary, the Custodian and the Company.  Neither the Depositary, the Custodian nor the Company assumes any obligation or shall be subject to any liability (including, without limitation, as to the Depositary and Custodian, liability with respect to the validity of the Deposited Securities) under this Deposit Agreement to Holders or Beneficial Owners of Receipts, other than that each of them agrees to perform its obligations and duties specifically set forth in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses and liabilities be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary, the Custodian nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a Receipt or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary, the Custodian and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

Neither the Depositary nor the Custodian shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as any such action or non-action is in good faith and in accordance with the terms of this Deposit Agreement.

The Depositary and the Custodian may own and deal in any class of securities of the Company and its affiliates, and in Receipts.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.4. Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company and the Custodian, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 90 days prior written notice of such removal delivered to the Depositary and the Custodian, such removal to become effective upon the later of the (i) 90th day after delivery of the notice to the Depositary or (ii) appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company, unless the Company shall desire the termination of this Deposit Agreement as provided in Section 6.02, shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having its principal office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; provided, however that such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the Holders of Receipts and the Custodian.

Any corporation into or with which the Depositary may be converted, merged or consolidated shall be the successor of such Depositary without the execution or filing of any document or any further act.

SECTION 5.5. The Custodian. The Depositary may appoint one or more agents to act as its Custodian hereunder. Any Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary, and shall be responsible solely to it.  The Depositary shall be solely responsible for the Custodian. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least thirty (30) days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any previous Custodian shall deliver the Deposited Securities held by it to any other Custodian or such substitute or additional custodian or custodians as the Depositary shall instruct. Each such substitute or additional custodian or custodians shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary, and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder provided, however that the successor depositary so appointed shall, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6. Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any rules or regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian, of such notices and any other reports and communications, including any proxy soliciting materials, which are made generally available by the Company to holders of its Shares or other Deposited Securities. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company’s expense, of copies of such notices, reports and communications that are made generally available by the Company to holders of its Shares or other Deposited Securities and/or, at the written request of the Company and at the Company’s expense, make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary is required or as the Depositary may be required by any applicable law or regulation. The Company will timely provide the Depositary with the quantity of such notices, reports and communications, including any proxy soliciting materials, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings. The Depositary and Custodian may rely upon such copies for all purposes of this Deposit Agreement. The Depositary will, at the expense of the Company, make such copies and such notices, reports and communications available for inspection by Holders at the Depositary’s Corporate Trust Office, at the office of the Custodian and at any other designated transfer offices.

SECTION 5.7. Distribution of Additional Shares, Rights, etc. The Company agrees that in the event of any future issuances or distributions (collectively, a “Distribution”) of (a) additional Shares or other securities that are Deposited Securities (“ADS Securities”), (b) rights, preferences or privileges to subscribe for ADS Securities, (c) securities convertible into or exchangeable for ADS Securities or (d) rights, preferences or privileges to subscribe for securities convertible into or exchangeable for ADS Securities, such Distribution shall be effected by the Company in a manner so as not to violate the Securities Act, or any securities or “Blue Sky” law of any relevant jurisdictions in the United States. The Company shall direct the Depositary in writing to take, or to cause the Custodian to take, specified, reasonable measures with respect to the acceptance for deposit of ADS Securities as shall be required to prevent any violation of the registration requirements of the Securities Act or any securities or “Blue Sky” law of any relevant jurisdictions in the United States.

The Company will promptly furnish to the Depositary evidence satisfactory to the Depositary and its counsel that a registration statement under the Securities Act is in effect with respect to such Distribution, or a written opinion from U.S. counsel for the Company, which counsel shall be satisfactory to the Depositary, stating that registration under the Securities Act is not required with respect to such Distribution in order to prevent violation of the registration requirements of the Securities Act or any securities or “Blue Sky” law of any relevant jurisdictions in the United States. Without limiting the duty of the Company under the previous sentence, the Depositary shall be entitled, but not required, to consult with counsel of its own choice at the expense of the Company and to take such action with respect to the facility created hereby as it may deem appropriate to prevent any violation by the Depositary or any agent of the Depositary of any United States federal or state securities laws.

The Company agrees with the Depositary that neither the Company nor any person controlled by, controlling or under common control with the Company will at any time deposit any ADS Securities hereunder, either upon original issuance or upon a sale of ADS Securities previously issued and reacquired by the Company or by any person controlled by, controlling or under common control with the Company, unless such ADS Securities have been registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.

SECTION 5.8. Indemnification. The Company agrees to indemnify the Depositary, any Custodian, any other agent of the Company or the Depositary hereunder and their respective directors, officers, employees, agents and affiliates (each, an “Indemnified Person”) against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may be based on or arise out of (a) acts performed or omitted in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by an Indemnified Person, except for any liability or expense arising out of the negligence or bad faith of such Indemnified Person, or (ii) by the Company or any of its directors, officers, employees, agents and affiliates or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares, other Deposited Securities, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) or any registration statement under the Securities Act in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to such Indemnified Person, furnished in writing to the Company, and not materially changed or altered by the Company, by such Indemnified Person expressly for use in a registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) under the Securities Act.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.18) of a Receipt or Receipts in accordance with Section 2.10 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.10; provided, however that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the offer of sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to Indemnify the Company, its directors, officers, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may be based on or arise out of acts performed or omitted by such Indemnified Person, due to its negligence or bad faith.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement or the succession or substitution of any Indemnified Person hereunder.

SECTION 5.9. Charges and Expenses. The Company agrees to pay all fees, charges and expenses of the Depositary which are payable by the Company pursuant to a separate agreement between the Depositary and the Company as described below.

The following charges shall, to the extent permitted by applicable law or regulation or any pertinent stock exchange, be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts were issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by (i) the Company, or, (ii) an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03, whichever applicable: (a) the fees not in excess of $5.00 per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03 or 4.03 and the surrender of Receipts pursuant to Section 2.05 or 2.06, (b) taxes and other governmental charges, (c) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar, if applicable, and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (d) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (e) such cable, telex or facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, (f) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.01 through 4.04 hereof, unless prohibited by the securities exchange on which the American Depositary Shares are listed, (g) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (g) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners and (h) any other charge payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Owners of record as of the date or dates set by the Depositary in accordance with Section 4.06 and shall be collected at the sole reasonable discretion of the Depositary by billing such Owner for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

Unless otherwise agreed, the Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

SECTION 5.10. Retention of Depositary Documents. The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the time permitted by the laws or regulations governing the Depositary, unless the Company requests in writing that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11  Exclusivity.  The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

SECTION 5.12  List of Restricted Securities Owners.  From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.1. Amendment.  The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or have, the effect of increasing any fees or charges payable by the Holders of Receipts (or than the fees of the Depositary for the execution and delivery or cancellation of  Receipts and taxes or other governmental charges, registration fees and cable, telex or facsimile transmission and delivery expenses, or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts. Every Holder of an outstanding Receipt at the time such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except an order to comply with mandatory provisions of applicable law.

SECTION 6.2. Termination.  The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least ninety (90) days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Holders of all Receipts then outstanding if at any time ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 5.09 and (c) payment of any applicable taxes or other governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (without liability for interest and after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or other governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested and without liability for interest the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or other governmental charges).  Upon the termination of this Deposit Agreement, the Depositary and the Company shall be discharged from all obligations under this Deposit Agreement except for their respective obligations under Section 5.08 and the Company's obligations to the Depositary under Section 5.09.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1. Counterparts.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian, and shall be open to inspection at the Depositary’s Corporate Trust Office and the principal office of the Custodian by any Holder of a Receipt during business hours.

SECTION 7.2. Agreement for Exclusive Benefit of Parties.  This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3. Severability.  In the event that any one or more of the provisions contained is this Deposit Agreement or in the Receipts shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4. Notices.  Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, or by cable, telex or facsimile transmission confirmed by letter, addressed to: 10 Lower Thames Street, London EC3R 6AE or any other place to which the Company may have transferred it principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail, first-class airmail postage prepaid or by cable, telex or facsimile transmission confirmed by letter, addressed to:  The Bank of New York, 101 Barclay Street, New York, 10286 or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail, first-class airmail postage prepaid, or by cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of cable or telex or facsimile transmission message) is deposited, first-class airmail postage prepaid, in a post-office letter box.  The Depositary or the Company, however, may act upon any cable, telex or facsimile transmission message received by it from the other or from any Holder of a Receipt, notwithstanding that such cable, telex or, facsimile transmission message shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.5. Holders and Beneficial Owners of Receipts are Parties.  The Holders and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.6. Governing Law.  This Deposit Agreement and the Receipts shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, HSBC Holdings plc and The Bank of New York have duly executed this Agreement as of the day and year first set forth above and all Holders and Beneficial Owners of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

HSBC HOLDINGS PLC

By:

Name:

Title:

THE BANK OF NEW YORK

By:

Name:

Title: